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                       SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C.  20549



                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                        Date of Report (date of earliest
                         event reported): May 13, 1996


           SEVEN-UP/RC BOTTLING COMPANY OF SOUTHERN CALIFORNIA, INC.
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             (Exact name of registrant as specified in its charter)


   Delaware                    33-47718                   95-4284699
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(State or other        (Commission File Number)          (IRS Employer
jurisdiction of                                       Identification No.)
incorporation)


3220 East 26th Street, Vernon, California                    90023
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(Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, inc. area code:           (213) 268-7779
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Item 5.   Other Events.
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          Seven-Up/RC Bottling Company of Southern California, Inc. (the
          "Company") announced on May 13, 1996 that it had filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in the Bankruptcy Court for the District of Delaware. The Company believes that the filing of its Chapter 11 is the most efficient way of consummating the restructuring agreement the Company entered into with the unofficial committee of the holders of the Company's 11.5% Senior Secured Notes due 1999 ($140 million principal amount) in November 1995. The Company also secured a $54 million debtor-in-possession financing commitment from GE Capital Corporation.

          A Press Release announcing the actions described above was issued by the Company on May 13, 1996 and is attached hereto as Exhibits 99.1.


Item 7.   Financial Statements and Exhibits.
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          (a)  Not applicable.

          (b)  Not applicable.

          (c)  Exhibits

               99.1 Press Release dated May 13, 1996, issued by the Company.
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                                   SIGNATURE
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          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SEVEN-UP/RC BOTTLING COMPANY
                                        OF SOUTHERN CALIFORNIA, INC.


Dated:    May 10, 1996                  By:   /s/ David I. Brown
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                                             David I. Brown
                                             Treasurer